Exhibit 99.1

Contact:

Lee Jacobson
Investor Relations
617.638.2065

News for Immediate Release

First Marblehead Announces Second Quarter Fiscal 2009 Results

BOSTON, MA, February 2, 2009 – The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2009 and for the six-month period ended on December 31, 2008.

Total revenues for the six-month period ended December 31, 2008 were $(171.0) million, a decrease from $257.2 million for the same period last year.  Revenues declined principally as a result of not completing a securitization transaction during the first six months of fiscal 2009 while two securitization transactions with revenues totaling $319.3 million were completed in the first six months of fiscal 2008.  The net loss for the six-month period was $186.3 million or $1.88 per share, down from net income of $51.1 million or $0.54 per diluted share for the same period last year.

Total revenues for the second quarter of fiscal 2009 were $(86.1) million, as compared to $(122.8) million for the same period last year.  Both quarters were adversely affected by non-cash, pre-tax adjustments to the estimated fair value of the company’s service receivables; $98.6 million for the second quarter of fiscal 2009 and $170.5 million for the second quarter of fiscal 2008.

The net loss for the second quarter of fiscal 2009 was $93.4 million, or $0.94 per share compared to a net loss of $117.7 million, or $1.26 per share, for the same period last year.  Non-interest expenses, excluding the $29.3 million unrealized loss on education loans held for sale, decreased $43.9 million or 60% from the same period last year as a result of the company’s expense reduction initiatives.

The company ended the quarter with $198.6 million in cash, cash equivalents and investments on the balance sheet.  Net operating cash usage for the quarter ended December 31, 2008 was approximately $14.3 million.

About The First Marblehead Corporation – First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for student loan programs.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans, please see www.SmartBorrowing.org.  For more information, go to www.firstmarblehead.com.

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Statements in this press release, including the tables, regarding First Marblehead’s future financial and operating results, products and services, efforts, liquidity and the demand for private student loans, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated and on our plans, estimates and expectations as of February 2, 2009.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of securitization trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: our ability to structure securitizations or alternative financings; the size, structure and timing of any securitizations or alternative financings; developments in the bankruptcy proceedings of The Education Resources Institute, Inc. (TERI), including challenges to the enforceability of security interests of securitization trusts; the demand for, and market acceptance of, loan programs that are not TERI-guaranteed, including our success in providing such alternatives to former, current and prospective clients; the inability of TERI to meet its guaranty obligations, or rejection of its guaranty agreements with regard to loans held by the securitization trusts; degradation of credit quality or performance of the loan portfolios of the securitization trusts; the estimates we make and the assumptions on which we rely in preparing our financial statements, including with respect to the valuation or our loans held for sale; continued variance between the actual performance of securitization trusts and the key assumptions we have used to estimate the present value of additional structural advisory fees and residual revenues; and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2008.  Important factors that could cause or contribute to differences between the actual performance of the securitization trusts and our key assumptions include economic, regulatory, competitive and other factors affecting prepayment, default and recovery rates on the underlying securitized loan portfolio; capital market receptivity to private student loan asset-backed securities; trust expenses; and interest rate trends, including with regard to auction rate notes.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and six months ended December 31, 2008 and 2007

(Unaudited)

(in thousands, except per share amounts)

	Three months ended		Six months ended
	December 31,		December 31,
	2008	2007	2008	2007
Service revenues:
Up-front structural advisory fees	$—	$524	$—	$178,066
Additional structural advisory fees:
From new securitizations	—	—	—	24,304
Trust updates	(29,513)	(10,775)	(47,403)	(7,916)
Total additional structural advisory fees	(29,513)	(10,775)	(47,403)	16,388

Residuals
From new securitizations	—	—	—	116,972
Trust updates	(69,082)	(159,746)	(149,238)	(173,854)
Total residuals	(69,082)	(159,746)	(149,238)	(56,882)

Processing fees from TERI	244	37,280	2,630	83,529

Administrative and other fees	4,782	3,129	8,400	24,890

Total service revenues	(93,569)	(129,588)	(185,611)	245,991

Net interest income	7,474	6,778	14,612	11,161

Total revenues	(86,095)	(122,810)	(170,999)	257,152

Non-interest expenses:
Compensation and benefits	10,295	19,734	25,552	51,737
General and administrative expenses	19,540	53,959	43,987	119,457
Unrealized loss on loans held for sale	29,303	—	50,530	—
Total non-interest expenses	59,138	73,693	120,069	171,194

Income(loss) before income tax expense(benefit)	(145,233)	(196,503)	(291,068)	85,958

Income tax expense(benefit)	(51,846)	(78,828)	(104,785)	34,813

Net income(loss)	$(93,387)	$(117,675)	$(186,283)	$51,145

Net income(loss) per share, basic	$(0.94)	$(1.26)	$(1.88)	$0.55
Net income(loss) per share, diluted	(0.94)	(1.26)	(1.88)	0.54
Cash dividends declared per share	—	0.12	—	0.395
Weighted average shares outstanding, basic	99,116	93,500	99,040	93,469
Weighted average shares outstanding, diluted	99,116	93,500	99,040	94,108

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2008 and June 30, 2008

(Unaudited)

(amounts in thousands)

	December 31, 2008	June 30, 2008
Assets
Cash, cash equivalents and investments	$198,570	$140,909
Federal funds sold	23,420	80,215
Loans held for sale	460,987	497,324
Service receivables:
Structural advisory fees	64,935	113,842
Residuals	144,017	293,255
Processing fees from TERI	67	4,086
Total service receivables	209,019	411,183

Property and equipment, net	27,223	37,681

Goodwill	—	1,701
Intangible assets, net	1,569	1,956
Other prepaid expenses	9,153	15,377
Mortgage loans held to maturity	9,831	10,754
Prepaid income taxes	6,772	—
Net deferred income tax asset	91,789	—
Other assets	5,409	3,798
Total assets	$1,043,742	$1,200,898

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$137,967	$244,113
Education loan warehouse facility	245,663	242,899
Other short-term borrowings	50,000	—
Accounts payable and accrued expenses	20,085	20,543
Income taxes payable	—	31,275
Net deferred income tax liability	—	10,385
Other liabilities	11,027	14,071
Total liabilities	464,742	563,286

Commitments and contingencies

Stockholders’ equity	579,000	637,612
Total liabilities and stockholders’ equity	$1,043,742	$1,200,898

-more-

The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(Dollars in Thousands)

	Three Months Ended	Six Months Ended
	December 31, 2008	December 31, 2008
Structural Advisory Fees Receivable
Beginning of period balance	$94,475	$113,842

Cash received from trust distributions	(27)	(1,504)

Trust updates:
Passage of time (fair value accretion)	2,641	5,430
Decrease in average prepayment rate	2,358	2,358
Increase in discount rate assumptions	(6,123)	(20,189)
Increase in timing and average default rate	(3,031)	(6,164)
Increase in auction rate notes spread	(13,087)	(13,087)
Decrease in forward libor curve	(15,396)	(19,531)
Other factors	3,125	3,780
Net accretion	(29,513)	(47,403)

End of period balance	$64,935	$64,935

Residuals Receivable

Beginning of period balance	$213,099	$293,255

Trust updates:
Passage of time (fair value accretion)	8,821	19,752
Decrease in average prepayment rate	11,336	11,336
Increase in discount rate assumptions	(39,991)	(83,634)
Increase in timing and average default rate	(9,380)	(50,108)
Increase in auction rate notes spread	(31,779)	(31,779)
Decrease in forward libor curve	(16,129)	(22,113)
Other factors	8,040	7,308
Net accretion	(69,082)	(149,238)

End of period balance	$144,017	$144,017

Note: Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables. In light of conditions in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our residual and structural advisory fee receivables at December 31, 2008. We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our structural advisory fee and residuals receivables. We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

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